U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 North Curry Street Carson City, Nevada 89703 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2013, the Company's Articles of Incorporation were amended to increase the total number of shares of all classes of stock which the Company has authority to issue to 231,155,282, of which 200,000,000 shares will be Common Stock with a par value of $0.001 per share and 31,155,282 shares will be Preferred Stock with a par value of $0.01 per share. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

On January 15, 2013, the Company filed a Certificate of the Designation with the Nevada Secretary of State. A copy of the Certificate is attached hereto as Exhibit 3.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.3	Certificate of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State on January 15, 2013.

3.4	Certificate of Designation filed with the Nevada Secretary of State on January 15, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC. (Registrant)

Date: January 18, 2013	By:	/s/ Stephen Robinson
Stephen Robinson